EXHIBIT 99.1

PRESS RELEASE

For additional information, contact:

Wilbur R. Roat, President & CEO

Belmont Bancorp.

(740)-699-3127

FOR RELEASE: October 19, 2004

SUBJECT: BELMONT BANCORP. ANNOUNCES DIVIDEND

ST. CLAIRSVILLE, OHIO—Belmont Bancorp. (the “Company”), parent company of Belmont National Bank (the “Bank”), reported that the Company’s Board of Directors recently declared a cash dividend of $0.04 per share payable on November 12, 2004, to shareholders of record on October 29, 2004.

Belmont Bancorp. is a holding company with total assets of $297 million and Belmont National Bank offices in Bellaire, Bridgeport, Cadiz, Lansing, New Philadelphia, St. Clairsville, Schoenbrunn and Shadyside, Ohio, and in the Woodsdale and Elm Grove areas of Wheeling, West Virginia. The Bank also operates a loan production office in McMurray, Pennsylvania. Belmont Bancorp. stock trades in the SmallCap Market of NASDAQ under the symbol BLMT. The closing price of Belmont Bancorp. stock on October 18, 2004 was $5.31 per share.